Exhibit 10.10

Whetstone Apartments

Durham, Durham County, North Carolina

Recording Requested By:

KEYBANK NATIONAL ASSOCIATION

Prepared by and when recorded return to:

Gail E. McCann, Esq.

Locke Lord LLP

2800 Financial Plaza

Providence, Rhode Island 02903

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING SECURING FUTURE ADVANCES

[THIS DEED OF TRUST SECURES FUTURE ADVANCES]

[COLLATERAL IS OR INCLUDES FIXTURES]

Project Commonly Known As

"Whetstone Apartments"

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING SECURING FUTURE ADVANCES (this "Deed of Trust") is made as of May 20, 2015, by BR-TBR WHETSTONE OWNER, LLC, a Delaware limited liability company ("Grantor") with an address at 1575 Northside Drive, Building 100, Suite 200, Atlanta, GA 30318, in favor of Christopher T. Neil, having an address at KeyBank Institutional Real Estate, 225 Franklin Street, 18th Floor, Boston, MA 02110 ("Trustee") WITH POWER OF SALE for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns ("Beneficiary") whose address is 225 Franklin Street, 18th Floor, Boston, MA 02110.

1.           Grant and Secured Obligations.

1.1         Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Grantor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages, warrants and confirms to Trustee and to Trustee's successors and assigns IN TRUST for the benefit of Beneficiary and its successors and assigns forever with power of sale and with right of entry and possession, and grants to Beneficiary and its successors and assigns forever a security interest in, all estate, right, title and interest which Grantor now has or may later acquire in and to all real and personal property and fixtures of Grantor including without limitation the following property and rights, whether now owned or held or (subject to applicable law) hereafter acquired by Grantor (all or any part of such property, or any interest in all or any part of it, as the context may require, the "Property"):

(a)          The real property located in Durham, Durham County, State of North Carolina, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the "Premises");

(b)          All buildings, structures and improvements now located or later to be constructed on the Premises (the "Improvements");

(c)          All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, and all rents, revenues, bonus money, royalties, rights and benefits accruing to Grantor under all present and future oil, gas and mineral leases on any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements;

(d)          All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (collectively "Leases") relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases;

(e)          All easements, appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f)           All goods, materials, supplies, chattels, furniture, fixtures, equipment, inventory, machinery and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or (subject to applicable laws) hereafter acquired by Grantor and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust;

(g)          All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements;

(h)          All rights to the payment of money, accounts (including any rent concession account), funds, deposit accounts, operating accounts, bank accounts, tenant security accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Grantor with third parties (including all utility deposits), contract rights, construction contracts, commercial paper, warranties, development and use rights, governmental permits and licenses, development rights, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, tangible chattel paper, electronic chattel paper, instruments, documents, notes, acceptances, bonuses, actions, rights, drafts, general intangibles, payment intangibles, software, trade names, trademarks, commercial tort claims, letter of credit rights and proceeds, investment property, and supporting obligations of every kind and nature;

(i)           All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact;

(j)           All of Grantor's rights in and to any Interest Rate Agreements (as defined below), if any;

(k)          All rights and benefits of whatsoever nature derived or to be derived by Grantor under and by virtue of any contracts or agreements for the use, occupancy, possession or sale of the Property or any portion thereof (in addition to the Leases described in subsection (d) above), now existing and hereafter executed, together with all such extensions, amendments, modifications, renewals, replacements and guaranties;

(l)           All agreements, building permits, surveys, architectural plans and specifications, governmental approvals, licenses, agreements with utility companies, water and sewer capacity reservation agreements and all other consents, approvals and agreements which Grantor may now or hereafter own with respect to or in connection with the Property and/or any improvements now or hereafter constructed thereon, but only to the extent such items may be assigned and transferred without violating the terms thereof;

(m)          All warranties and guaranties covering any personal property or fixtures now or hereafter located on or placed upon the Premises;

(n)          To the extent in Grantor's possession or control, all plans and specifications (including all site plans and development, landscaping and engineering plans for the Property) now or hereafter existing (except those owned by third parties), which pertain or relate in any manner to the Premises or any Improvements to be constructed thereon;

(o)          All building and other permits, bonds, construction contracts, including any agreements with Grantor's architect or engineer, utilities agreements and rights, governmental applications and proceedings, feasibility studies, maintenance and service contracts, management agreements, development agreements, fictitious names and trade names, warranties and guaranties, permits and licenses, insurance policies, personal property, easements or rights-of-way agreements, now or hereafter existing, which pertain or relate in any manner to the Property or any portion thereof or to the ownership or operation thereof, but only to the extent such items may be assigned and transferred without violating the terms thereof;

(p)          All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); and

(q)          All products, proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Trustee and its successors and assigns IN TRUST for the benefit of Beneficiary and the successors and assigns of Beneficiary forever, subject to the Permitted Encumbrances, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Property unto Trustee, against every person whomsoever lawfully claiming or to claim the same or any part thereof subject, however, to the Permitted Encumbrances and the other terms, provisions and conditions set forth herein.

It is the intention of the parties hereto that this Deed of Trust is made and executed to comply with the provisions of N.C.G.S. Section 45-67 et seq. and shall secure any and all present and future obligations which Grantor may now or hereafter owe to Beneficiary (but in no event incurred more than fifteen (15) years after the date hereof), including, without limitation, any future loans, advances, and readvances on a revolving basis which may be made from time to time by Beneficiary to Grantor pursuant to that certain Loan Agreement dated as of even date by and between Grantor and Beneficiary (as may be amended from time to time, the "Loan Agreement"), or any other instrument, document or agreement referred to or contemplated thereby. The maximum principal amount that may be secured by this Deed of Trust at any one time is Fifty Million and 00/100 Dollars ($50,000,000.00). The principal amount of present obligations of Grantor to Beneficiary is Twenty-Five Million One Hundred Forty-Seven Thousand Five Hundred and 00/100 Dollars ($25,147,500.00) as of the date hereof.

Capitalized terms used herein shall have the meanings set forth in Schedule 1 of this Deed of Trust or in the specific sections of this Deed of Trust. Capitalized terms used and not otherwise defined in this Deed of Trust shall have the meanings respectively ascribed to them in the Loan Agreement. Any term used or defined in the UCC, as in effect from time to time, and not defined in this Deed of Trust has the meaning given to the term in the UCC, as in effect from time to time, when used in this Deed of Trust.

1.2         Secured Obligations.

(a)          Grantor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the "Secured Obligations") in any order of priority that Beneficiary may choose:

(i)          Payment of all obligations of Grantor under (a) the Promissory Note made by Grantor in favor of Beneficiary dated as of even date in the stated principal amount of Twenty-Five Million One Hundred Forty-Seven Thousand Five Hundred and 00/100 Dollars ($25,147,500.00) (as amended, restated, reissued, replaced and/or modified from time to time, the "Note"), with a maturity date of May 18, 2016 (unless it is extended by mutual agreement of Grantor and Beneficiary);

(ii)         Payment and performance of all obligations of Grantor under this Deed of Trust;

(iii)        Payment and performance of all obligations of Grantor under the Loan Agreement;

(iv)        Payment and performance of any obligations of Grantor under any Loan Documents;

(v)         Payment and performance of all obligations of Grantor arising from any Interest Rate Agreements;

(vi)        Payment and performance of all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties' agreement that the advance or obligation be secured by this Deed of Trust; and

(vii)       Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

(b)          All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.           Assignment of Rents.

2.1         Assignment. Grantor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all Leases and all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, "Rents"). This is an absolute assignment, not an assignment for security only.

2.2         Grant of Right to Collect Rents. This assignment of Leases and Rents constitutes an absolute, irrevocable and present assignment, but Beneficiary hereby confers upon Grantor a right ("Limited Right") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 below, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this Limited Right upon written notice to Grantor (except that no notice is required if Grantor is the subject of any bankruptcy proceedings), but without regard to the adequacy of Beneficiary's security under this Deed of Trust or any other Loan Document.

2.3         Collection and Application of Rents. Subject to the Limited Right granted to Grantor under Section 2.2 above, Beneficiary has the right, power and authority to collect any and all Rents. Grantor hereby authorizes Beneficiary, and appoints Beneficiary as its attorney-in-fact, to perform, during the existence of an Event of Default, any and all of the following acts, if and at the times when Beneficiary in its sole discretion may so choose:

(a)          Demand, receive and enforce payment of any and all Rents;

(b)          Give receipts, releases and satisfactions for any and all Rents; and/or

(c)          Sue either in the name of Grantor or in the name of Beneficiary for any and all Rents.

Beneficiary and Grantor agree that the mere recordation of the assignment granted herein entitles Beneficiary immediately to collect and receive Rents upon the occurrence and during the continuation of an Event of Default, as defined in Section 6.2 below, without first taking any acts of enforcement under applicable law, such as, but not limited to, filing foreclosure proceedings, or seeking and/or, except as required by applicable law, obtaining the appointment of a receiver. Further, Beneficiary's right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under Section 6.3(c) below. In Beneficiary's sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity.

2.4         Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Premises and Improvements, unless Beneficiary agrees in writing to the contrary, Beneficiary is not and shall not be deemed to be:

(a)          A "mortgagee in possession" for any purpose; or

(b)          Responsible for performing any of the obligations of the lessor under any Lease; or

(c)          Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d)          Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5         Leasing. Grantor shall not accept any deposit or prepayment of Rents under the Leases for any rental period exceeding two (2) months without Beneficiary's prior written consent. Grantor shall not lease the Property or any part of it except strictly in accordance with Section 6.1(b) of the Loan Agreement.

3.          Grant of Security Interest.

3.1         Security Agreement. The parties intend for this Deed of Trust to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Beneficiary. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Grantor as debtor hereby grants Beneficiary as secured party a security interest in all such Property and Rents, including all products and proceeds thereof, and all supporting obligations ancillary to or arising in any way in connection therewith, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the UCC of the State in which the Property is located, covering all such Property and Rents. Grantor hereby acknowledges and agrees that Lender shall be permitted to file financing statements identifying all assets and personal property of Grantor in the collateral description thereof.

3.2         Financing Statements. Grantor hereby authorizes Beneficiary to file one or more financing statements. In addition, Grantor shall execute such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary's security interest in any Property or Rents. As provided in Section 5.9 below, Grantor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. In case Grantor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

4.           Fixture Filing.

From the date of its recording in the real estate records of the County where the Premises are situated, THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING with respect to all of the Property which is or is to become fixtures, and all products and proceeds thereof. This document covers goods which are or are to become fixtures. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts and as-extracted collateral subject to Section 9.301(4) of the UCC. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary and Trustee, as secured parties, are as set forth in the preambles of this Deed of Trust. Grantor, as debtor, is a limited liability company; Grantor's jurisdiction of organization is Delaware; and Grantor's organizational identification number is 5727305.

5.           Rights and Duties of the Parties.

5.1         Representations and Warranties. Grantor represents and warrants that:

(a)          Grantor lawfully possesses and holds, and covenants to maintain, lawful, indefeasible fee simple title to all of the Premises and Improvements, subject to the Permitted Encumbrances;

(b)          Grantor has, and covenants to maintain, good title to all Property other than the Premises and Improvements, subject to the Permitted Encumbrances;

(c)          Grantor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d)          This Deed of Trust creates a first priority lien on the Property except for the Permitted Encumbrances (as defined below);

(e)          Except for completion of the parking garage improvements as described in the Loan Agreement, the Property includes all property and rights which may be reasonably necessary or desirable to promote the present use and enjoyment of the Premises and Improvements, as well as the anticipated future use and enjoyment of the Premises and Improvements;

(f)           Except for the Permitted Encumbrances, to Grantor's knowledge, Grantor owns any Property which is personal property free and clear of any security agreements, liens, security interests, encumbrances, reservations of title or conditional sales contracts, and, to Grantor's knowledge, there is no financing statement affecting such personal property on file in any public office; and

(g)          Grantor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified in the preamble of this Deed of Trust.

5.2         Taxes and Assessments. Grantor shall pay (or shall cause to be paid) all real estate taxes and assessments and charges of every kind upon the Property before the same become delinquent, provided, however, that Grantor shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Property or any part thereof or any interest therein, (ii) Grantor has notified Beneficiary of Grantor's intent to contest such taxes, and (iii) Grantor has deposited security in form and amount satisfactory to Beneficiary, in its reasonable discretion, and has increased the amount of such security so deposited promptly after Beneficiary's request therefor. If Grantor fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Beneficiary for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Beneficiary may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Beneficiary shall be deemed to constitute Secured Obligations hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall be secured by this Deed of Trust and the Loan Documents. Upon written request of Beneficiary, Grantor shall furnish to Beneficiary evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

5.3         Performance of Secured Obligations. Grantor shall promptly pay and perform (or shall cause to be promptly paid and performed) each Secured Obligation in accordance with its terms.

5.4         Liens, Charges and Encumbrances. Except for (i) Permitted Encumbrances, (ii) the lien for ad valorem taxes on the Property which are not yet delinquent, (iii) other liens in favor of Beneficiary, and (iv) liens arising by operation of law securing debts that are not yet due and payable, Grantor will not suffer or permit any mechanics' lien, voluntary or involuntary lien, lien, encumbrance, security interest, claim, charge, conditional sale or other title retention document to be filed or otherwise asserted against the Property (or any portion thereof), and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Grantor shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Grantor posts a statutory lien bond which removes such lien from title to the Property within thirty (30) days after Grantor's receipt of notice of the recording of such lien. If Grantor shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond in the manner provided above, Beneficiary may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the applicable insurance company, and any amounts so expended by Beneficiary, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute Secured Obligations secured by this Deed of Trust and the Loan Documents. In settling, compromising or discharging any claims for lien, Beneficiary shall not be required to inquire into the validity or amount of any such claim.

5.5         Insurance and Condemnation.

(a)          Insurance. Grantor shall obtain and maintain (or shall cause to be obtained and maintained) at Grantor's sole expense the insurance required to be obtained and maintained pursuant to the Loan Agreement. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Obligations, all of Grantor's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Beneficiary shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Beneficiary, and the expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be a part of the Secured Obligations and shall be due and payable to Beneficiary on demand to the extent permitted by law. Notwithstanding anything set forth herein to the contrary, so long as no Event of Default exists, in the event that the loss or damage is Five Hundred Thousand and No/100 Dollars ($500,000.00) or less, Grantor shall have the right to make proof of loss for, settle and adjust any claim under all insurance; provided that any proceeds will be applied in accordance with this Section 5.5, Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor. In the event of any casualty to the Property or any portion thereof, any such proceeds received by Beneficiary shall within sixty (60) days following the event of casualty, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including reasonable attorneys' fees, at Beneficiary's option be (1) released to Grantor in accordance with the rights of Grantor, or (2) applied (upon compliance with the terms and conditions set forth in Section 5.5(c) of this Deed of Trust) to the repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Obligations in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due; provided, however, that so long as no Event of Default exists, Grantor shall have the right to require the release of such proceeds if Grantor can demonstrate satisfaction of the conditions set forth in Section 5.5(c) of this Deed of Trust and any release of such proceeds shall be upon the terms and conditions more particularly set forth in said Section 5.5(c). In any event, the unpaid portion of the Secured Obligations shall remain in full force and effect and the payment thereof shall not be excused. Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

(b)          Condemnation. Grantor shall notify Beneficiary immediately of any pending proceeding for condemnation, or written threat of condemnation received by Grantor, affecting the Property or arising out of damage to the Property, and Grantor shall, at Grantor's expense, diligently prosecute any such proceedings. Beneficiary shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. To the extent permitted by law, Beneficiary shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Property, up to the amount of the Secured Obligations. Grantor shall, promptly upon request of Beneficiary, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Beneficiary to collect and receipt for any such sums. All such sums are hereby assigned to Beneficiary, and shall within sixty (60) days following such taking, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including reasonable attorneys' fees, at Beneficiary's option be (1) applied (upon compliance with the terms and conditions set forth in Section 5.5(c) of this Deed of Trust) to the repair or restoration of the Property so affected, or (2) applied to the payment of the Secured Obligations in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due; provided, however, that so long as no Event of Default exists, Grantor shall have the right to require the release of such proceeds if Grantor can demonstrate satisfaction of the conditions set forth in Section 5.5(c) of this Deed of Trust and any release of such proceeds shall be upon the terms and conditions more particularly set forth in said Section 5.5(c). In any event the unpaid portion of the Secured Obligations shall remain in full force and effect and the payment thereof shall not be excused. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor. Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses (including but not limited to reasonable attorneys' fees) incurred by Beneficiary in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust.

(c)          Restoration. In the event there shall be a casualty loss or a condemnation, and Grantor requests or Beneficiary elects to cause the applicable insurance proceeds or condemnation award to be applied to restore, repair or replace the Property ("Restoration"), Beneficiary agrees to disburse such insurance proceeds or condemnation award in accordance with disbursement procedures reasonably acceptable to Beneficiary, including, without limitation, such procedures as are customarily utilized by construction lenders to insure the lien free completion of construction projects.

5.6         Maintenance and Preservation of Property.

(a)          Grantor shall insure (or shall cause to be insured) the Property as required by the Loan Agreement and keep the Property in good condition and repair.

(b)          Other than (i) routine work done in the ordinary course of business pursuant to reasonable business practices, and (ii) the additional construction of the parking garage described in the Loan Agreement, Grantor shall not remove or demolish the Property or any material part of the Property, or alter, restore or add to the Property in a material respect, or initiate or allow any change or variance in any zoning or other Premises use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Beneficiary's express prior written consent in each instance

(c)          If all or part of the Property becomes damaged or destroyed, Grantor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, provided that Beneficiary agrees to disburse to Grantor Proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5 of this Deed of Trust so long as the conditions therein are satisfied.

(d)          Grantor shall not commit or allow any act upon or use of the Property which would violate, in a material respect: (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Grantor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under the Loan Agreement.

(e)          Grantor shall not intentionally commit or allow waste of the Property, including instances of waste which arise out of Hazardous Material.

(f)           Grantor shall perform (or shall cause to be performed) all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value to the extent the failure to do so would be reasonably likely to have a material adverse impact on the Property.

(g)          If Grantor receives a written notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement in a material respect, Grantor will promptly furnish a copy of such notice or claim to Beneficiary. Grantor has received no notice and has no actual knowledge of any such noncompliance.

(h)          Grantor shall faithfully abide by, perform and discharge each and every term, condition, obligation, covenant and agreement, which Grantor is now, or hereafter becomes, liable to observe or perform respecting the Property to the extent that a failure to do so would materially impair the value or operation of the Property; give prompt written notice to Beneficiary of any written notice of material default received by Grantor with respect to any default of Grantor under any material contract or agreement comprising or respecting the Property (collectively, the "Agreements"), together with an accurate, complete copy of any such notice; at the sole cost and expense of Grantor, enforce or secure the performance of each and every material term, obligation, covenant, condition and agreement to be performed by Grantor under the Agreements; immediately provide Beneficiary with an accurate, complete copy of any notice of material default by Grantor with respect to any of the Agreements, when received by Grantor.

(i)           Until the Secured Obligations shall have been paid and satisfied in full, Grantor shall provide Beneficiary with executed copies of all Agreements, assign to Beneficiary any and all subsequent material Agreements covering all or any part of the Property, and make, execute and deliver to Beneficiary, upon demand, any and all instruments that may be necessary or desirable therefor in the sole reasonable judgment of the Beneficiary. The terms and conditions of the assignment contained in this clause (i) shall, however, apply to any such subsequent Agreements, whether or not such instruments are executed or delivered by Grantor.

(j)           Except for Leases in the ordinary course of business, Grantor shall not enter into any material Agreement or materially modify, amend, extend, renew or in any way materially alter the terms of any Agreement, nor waive, excuse, condone or in any manner release or discharge any other party thereunder, of or from any obligation, covenant, condition, or agreement by said party to be performed thereunder without Beneficiary's prior written consent.

(k)          Grantor agrees that, upon receipt of written notice from Beneficiary of the occurrence of any Event of Default and Beneficiary's election to exercise its rights under this Deed of Trust, each contracting party to, or grantor or licensor of, any Agreement shall be and is hereby irrevocably directed and authorized by Grantor to recognize and accept Beneficiary as owner or as holder of such Agreement, as the case may be, for any and all purposes as fully as it would recognize and accept Grantor and the performance of Grantor thereunder, and to perform such Agreement for the benefit of Beneficiary in accordance with the terms and conditions thereof, without any obligation to determine whether or not any such Event of Default has in fact occurred.

5.7         Releases, Extensions, Modifications and Additional Security. From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

(a)          Release any person liable for payment of any Secured Obligation;

(b)          Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c)          Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d)          Alter, substitute or release any property securing the Secured Obligations;

(e)          Consent to the making of any plat or map of the Property or any part of it;

(f)           Join in granting any easement or creating any restriction affecting the Property; or

(g)          Join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(h)          Release the Property or any part of it.

5.8         Release. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Grantor under Section 5.9 of this Deed of Trust and the other Loan Documents have been received, Beneficiary and Trustee shall release this Deed of Trust, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Grantor shall pay any costs of preparation and recordation of such release.

5.9         Compensation, Exculpation, Indemnification.

(a)          Grantor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including providing a statement of the Secured Obligations or providing the release pursuant to Section 5.8 above. Grantor shall also pay or reimburse all of Beneficiary's and Trustee's costs and expenses which may be incurred in rendering any such services. Grantor further agrees to pay or reimburse Beneficiary and Trustee for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary and Trustee under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including reasonable attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Section 6.3(j) below) and any cost of evidence of title. If Beneficiary and/or Trustee, as required by applicable law, chooses to dispose of Property through more than one Foreclosure Sale, Grantor shall pay all costs, expenses or other advances that may be incurred or made by Beneficiary and/or Trustee in each of such Foreclosure Sales. In any suit to foreclose the lien hereof or enforce any other remedy of Trustee or Beneficiary under this Deed of Trust or the other Loan Documents, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Trustee and Beneficiary for reasonable attorneys' costs and fees (including the costs and fees of paralegals), survey charges, appraiser's fees, inspecting engineer's and/or architect's fees, fees for environmental studies and assessments and all additional expenses incurred by Trustee and Beneficiary with respect to environmental matters, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Trustee and Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney (including the costs and fees of paralegals) employed by Trustee or Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate and shall be secured by this Deed of Trust.

(b)          Neither Beneficiary nor Trustee shall be directly or indirectly liable to Grantor or any other person as a consequence of any of the following:

(i)          Beneficiary's or Trustee's exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary and/or Trustee in this Deed of Trust;

(ii)         Beneficiary's failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this Deed of Trust; or

(iii)        Any loss sustained by Grantor or any third party resulting from Beneficiary's failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary.

Grantor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary or Trustee.

(c)          Grantor will indemnify and hold harmless Beneficiary from and against, and reimburse them on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this Section 5.9, the term "Beneficiary" shall include the directors, officers, partners, employees and agents of Beneficiary and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Beneficiary and the directors, officers, partners, employees, attorneys, agents and representatives of Beneficiary. Without limitation, the foregoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the NEGLIGENCE of such (and/or any other) indemnified person. However, such indemnities shall not apply to a particular indemnified person to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that indemnified person as determined by a court of competent jurisdiction in a final non-appealable decision. Any amount to be paid under this Section 5.9 by Grantor to Beneficiary shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust. Nothing in this paragraph, elsewhere in this Deed of Trust or in any other Loan Document shall limit or impair any rights or remedies of Beneficiary (including without limitation any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other Loan Document, any other agreement or any applicable Legal Requirement.

As used in this Deed of Trust, the term "Indemnified Matters" means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Beneficiary at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Deed of Trust or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Document, any default as defined herein, any claim under or with respect to any Lease or arising under the Environmental Indemnity Agreement; provided that any Indemnified Matters arising under the Environmental Indemnity Agreement shall be subject to the limitations set forth therein. Notwithstanding anything to the contrary herein, in no event shall Grantor be liable to, or required to indemnify, Beneficiary for matters arising from or relating to the gross negligence or willful misconduct of Beneficiary as determined by a court of competent jurisdiction in a final non-appealable decision. The provisions of this Section 5.9 will survive the repayment of the Secured Obligations, the foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the termination of any and all Interest Rate Agreements, the discharge and release of this Deed of Trust and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever provided that any obligations arising under the Environmental Indemnity Agreement shall be subject to the survival provisions expressly set forth therein.

(d)          Grantor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Note, shall bear interest from the date the obligation arises at the Default Rate and shall be secured by this Deed of Trust and the other Loan Documents.

5.10       Defense and Notice of Claims and Actions. At Grantor's sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary created under it, against all adverse claims. Grantor shall give Beneficiary prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11       Subrogation. Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.12       Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Beneficiary, its agents or representatives shall impose any liability on any of Beneficiary, its agents or representatives. In no event shall any site visit, observation or testing by Beneficiary, its agents or representatives be a representation that Hazardous Materials are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Materials or any other applicable governmental law. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Beneficiary, its agents or representatives except as provided in the next sentence. Provided that no Event of Default has occurred and is continuing hereunder, Beneficiary shall provide Grantor with copies of all reports related thereto for which Beneficiary has paid the costs, and, if such reports are to be furnished to Grantor, all reports shall be made to the benefit of Grantor so that Grantor can rely on such reports to the same extent as Beneficiary. Except as otherwise set forth in the Environmental Indemnity Agreement, neither Beneficiary, its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Materials or any other adverse condition affecting the Property. Except in the event of any emergency, Beneficiary shall give Grantor reasonable notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Grantor's use of the Property in exercising any rights provided in this Section 5.12. In the event that any provision set forth in Section 4 of the Environmental Indemnity Agreement conflicts with this Section 5.12, Section 4 of the Environmental Indemnity Agreement shall control.

5.13       Notice of Change. Grantor shall give Beneficiary prior written notice of any change in: (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Grantor's name or business structure. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Grantor's place of business or chief executive office if Grantor has more than one place of business or on the Premises or at the office of any local property manager managing the Property for which written notice has been given to Beneficiary.

5.14       Leasing Restrictions. To the extent prohibited by the Loan Agreement, without the prior written consent of Beneficiary, Grantor and Grantor's agents shall not (i) enter into any additional Leases, (ii) modify, amend or terminate any Lease, or (iii) accept any rental payment in advance of its due date.

5.15       Maintenance, Repair and Restoration. In all material respects, Grantor will keep the Property (or will cause the Property to be kept, as applicable) in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Beneficiary, (i) remove from the Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Grantor by an article of substantially equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by or otherwise permitted under this Deed of Trust), or (ii) make any structural alteration to the Property or any other alteration thereto which materially negatively impairs the value thereof. If any act or occurrence of a material nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Grantor shall give prompt notice thereof to Beneficiary and Grantor shall promptly, at Grantor's sole cost and expense, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

5.16       Operation of Property. In all material respects, Grantor will operate the Property (or will cause the Property to be operated, as applicable) in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement in a material respect or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Grantor will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Beneficiary, to the extent the foregoing would have a material adverse effect on the Property. Grantor will not do or suffer to be done any act whereby the value of the Improvements or any other material part of the Property may be materially lessened. Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Except as permitted by the Permitted Encumbrances, without the prior written consent of Beneficiary, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Grantor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

5.17       Financial Matters. Grantor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law is pending (or, to Grantor's knowledge, threatened) by or against Grantor, as a debtor. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Grantor to Beneficiary in connection with the loan or loans evidenced by the Loan Documents (including, without limitation, all financial statements and financial information) are and will be true, correct and complete in all material respects as of their respective dates and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor.

5.18       Status of Grantor; Suits and Claims; Loan Documents. Grantor is and will continue to be possessed of all requisite power and authority to carry on its business and to own, operate and lease the Property. Each Loan Document executed by Grantor does not and will not result in the creation of any encumbrance against any assets or properties of Grantor, or any other person liable, directly or indirectly, for any of the Secured Obligations, except as expressly contemplated by the Loan Documents or except for any Permitted Encumbrances. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Grantor's knowledge, threatened) against Grantor or, to Grantor's knowledge which affects the Property (including, without limitation, any which challenges or otherwise pertains to Grantor's title to the Property) or the validity, enforceability or priority of any of the Loan Documents. Grantor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The loan evidenced by the Note is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Grantor further warrants that the proceeds of the Note shall be used for commercial purposes and stipulates that the loan evidenced by the Note shall be construed for all purposes as a commercial loan. Grantor's exact legal name is correctly set forth at the end of this Deed of Trust. If Grantor is not an individual, Grantor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. If Grantor is an unregistered entity (including, without limitation, a general partnership) it is organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. Grantor will not cause or permit any change to be made in its name or identity (including its trade name or names), unless Grantor shall have notified Beneficiary in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Beneficiary for the purpose of further perfecting or protecting the lien and security interest of Beneficiary in the Property. Grantor's principal place of business and chief executive office, and the place where Grantor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications and schematics concerning the Property, has for the preceding four months (or, if less, the entire period of the existence of Grantor) been and will continue to be (unless Grantor notifies Beneficiary of any change in writing at least 30 days prior to the date of such change) the address of Grantor set forth at the end of this Deed of Trust. If Grantor is an individual, Grantor's principal residence has for the preceding four months been and will continue to be (unless Grantor notifies Beneficiary of any change in writing at least 30 days prior to the date of such change) the address of the principal residence of Grantor set forth at the end of this Deed of Trust and/or with respect to the materials related to the Property, at the office of any local property manager managing the Property for which written notice has been given to Beneficiary. Grantor's organizational identification number, if any, assigned by the state of incorporation or organization and principal place of business is correctly set forth on pages 1 and 8 of this Deed of Trust. Grantor shall promptly notify Beneficiary (i) of any change of its organizational identification number, or (ii) if Grantor does not now have an organization identification number and later obtains one, of such organizational identification number.

5.19       Certain Environmental Matters. Grantor shall comply with the terms and covenants of the Environmental Indemnity Agreement.

5.20       Further Assurances. Grantor will, promptly on any reasonable request of Beneficiary, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Beneficiary to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Beneficiary to enable Beneficiary to comply with the requirements or requests of any agency having jurisdiction over Beneficiary or any examiners of such agencies with respect to the indebtedness secured hereby, Grantor or the Property. Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust.

5.21       Fees and Expenses. Without limitation of any other provision of this Deed of Trust or of any other Loan Document and to the extent reasonable and not prohibited by applicable law, Grantor will pay, and will reimburse to Beneficiary on demand to the extent paid by Beneficiary: (i) all appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, reasonable attorneys' fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other costs and expenses of every character incurred by Grantor or Beneficiary in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the loan evidenced by the Loan Documents, and any and all amendments and supplements to this Deed of Trust, the Note or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of the Property; and (ii) all costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Grantor, hereunder or under any other Loan Document.

6.           Accelerating Transfers, Default and Remedies.

6.1         Accelerating Transfers.

(a)          "Accelerating Transfer" means any Transfer which is not expressly permitted under the Loan Agreement or this Deed of Trust.

(b)          Grantor acknowledges that Beneficiary is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Grantor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Beneficiary's reliance, Grantor agrees that Grantor shall not, and Grantor agrees that it shall constitute an Event of Default if Grantor shall, make any Accelerating Transfer, unless the transfer is preceded by Beneficiary's express written consent to the particular transaction and transferee. Beneficiary may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Beneficiary in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided by Section 6.3 of this Deed of Trust.

6.2         Events of Default. Grantor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default;" any one singly, an "Event of Default"):

(a)          Nonperformance of Covenants. Any covenant, agreement or condition herein (other than covenants otherwise addressed in another paragraph of this Section) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein, in the Loan Agreement, or in any other Loan Document. If no notice or grace period is so provided, then subsection (l) below shall apply.

(b)          Default under other Loan Documents. The occurrence of any Event of Default under the Loan Agreement or any other Loan Document.

(c)          Representations. Any material statement, representation or warranty herein, or in any financial statement or any other writing heretofore or hereafter delivered to Beneficiary in connection herewith is false, misleading or erroneous in any material respect on the date as of which such statement, representation or warranty is made, which continues for a period of thirty (30) days after receipt of written notice from Beneficiary (except that no notice is required for those related to financial information).

(d)          Transfer of the Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except as may be permitted under (and in such case, in accordance with) the provisions of the Loan Agreement; provided, however, that if the transfer relates to an interest in the Property that is not a building or is not material, Grantor shall have thirty (30) days to cure any involuntary transfer prior to such involuntary transfer becoming an Event of Default.

(e)          Transfer of Assets. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the other assets of Grantor, excluding the Property, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers in the ordinary course of Grantor's business; (ii) sales or transfers for which Grantor receives consideration substantially equivalent to the fair market value of the transferred asset; and (iii) sales or transfers permitted under any Loan Document.

(f)           Transfer of Ownership of Grantor. Except as permitted under the Loan Documents, the sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Grantor (if Grantor is not a natural person but is a corporation, partnership, limited liability company, trust or other legal entity), without the prior written consent of Beneficiary (including, without limitation, if Grantor is a partnership or joint venture, the withdrawal from or admission into it of any general partner or joint venturer).

(g)          Grant of Easement, Etc. Without the prior written consent of Beneficiary, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents, or does not materially adversely affect the Property, which encumbrance is not removed or rescinded within thirty (30) days after receipt of written notice from Beneficiary.

(h)          Abandonment. The owner of the Property abandons any material portion of the Property.

(i)           Default Under Other Lien. A default or event of default occurs under any lien, security interest or assignment covering the Property or any part thereof (whether or not Beneficiary has consented, and without hereby implying Beneficiary's consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(j)           Destruction. The Property is so demolished, destroyed or damaged that, in the reasonable opinion of Beneficiary, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the final maturity date of the Note.

(k)          Condemnation. (i) Any Governmental Authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Premises or Improvements to the extent the same would have a material impact on the Property, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises or Improvements, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement.

(l)           Other Defaults. Failure of Grantor (i) (x) to pay any of the principal of the Loan when due, (y) to pay interest within ten (10) days after the date when due or (z) to observe or perform any of the other covenants or conditions by Grantor to be performed under the terms of this Deed of Trust or any of the other Loan Documents concerning the payment of money for a period of ten (10) days after written notice from Beneficiary that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Beneficiary, to observe or perform any non-monetary covenant or condition contained in this Deed of Trust or any of the other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Grantor shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Grantor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Beneficiary's notice; and provided further that if a different notice or grace period is specified under Article 12 of the Loan Agreement (or elsewhere in this Deed of Trust or the Loan Agreement) in which such particular breach will become an Event of Default, the specific provision shall control.

(m)          Insurance. Grantor fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 5.5(a) above or in the Loan Agreement.

6.3         Remedies. At any time after an Event of Default, Beneficiary shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Beneficiary at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a)          Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately and may terminate any and all Interest Rate Agreements. Upon any such declaration, such Secured Obligations shall thereupon be immediately due and payable, and such Interest Rate Agreement shall immediately terminate, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor. Without limitation of the foregoing, upon the occurrence of a default described in clauses (h) or (i) of Section 8.1 of the Loan Agreement, all of the Secured Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Grantor.

(b)          Receiver. Subject to the requirements (including procedural requirements) of applicable law, Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under or through Grantor, and without regard for the solvency or insolvency of Grantor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Grantor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Beneficiary would have, upon entering and taking possession of the Property under subsection (c) below.

(c)          Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust and the Property. Such other things may include: taking and possessing all of Grantor's or the then owner's Books and Records; entering into, enforcing, modifying or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Beneficiary; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Grantor shall assemble all of the Property that has been removed from the Premises and make all of it available to Beneficiary at the site of the Premises. Grantor hereby irrevocably constitutes and appoints Beneficiary as Grantor's attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor's name on any instruments.

(d)          Cure; Protection of Security. Beneficiary may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Beneficiary may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, completing construction of the improvements at the Property contemplated by the Loan Agreement hereof. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary's sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Section 6.3(d) either with or without giving notice to any person. Any amounts expended by Beneficiary under this Section 6.3(d) shall be deemed Secured Obligations and shall be secured by this Deed of Trust.

(e)          Uniform Commercial Code Remedies; Leases.

(i)          Beneficiary may exercise any or all of the remedies granted to a secured party under the UCC in the State in which the Property is located.

(ii)         Additionally, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Beneficiary may: (1) collect and/or sue for the Rents in Beneficiary's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to the Secured Obligations in such manner and order as Beneficiary may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorney's fees and expenses; and (2) require Grantor to transfer all security deposits and records thereof to Beneficiary together with original counterparts of the Leases.

(iii)        It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9 of the UCC, Beneficiary, upon an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property, as specifically permitted under Section 9-604 of the UCC.

(f)           Foreclosure; Lawsuits. Beneficiary shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Beneficiary or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Beneficiary's successful bid shall, to the extent permitted by applicable law, be credited on the Secured Obligations. In addition to the right provided in Section 6.3(a) of this Deed of Trust, upon, or at any time upon the occurrence of an Event of Default, Trustee and Beneficiary shall be entitled to the appointment of a receiver of the Property by the court in which such complaint is filed, and Grantor hereby consents to such appointment. A sale may cover not only the real property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or the sale may be of any part of the Property separately from the remainder of the Property.

(g)          Exercise of Power of Sale. Exercise the power of sale contained in this Deed of Trust and deliver to Trustee a written statement of breach, notice of default and election to cause Grantor's interest in the Property to be sold, all in accordance with applicable law.

(i)           If Beneficiary elects to exercise the power of sale contained in this Deed of Trust, Beneficiary shall notify Trustee and shall deposit with Trustee copies of this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(ii)          Upon receipt of such notice from Beneficiary and at the direction of Beneficiary, Trustee shall cause to be recorded, published or delivered such notices of default and notices of sale as may then be required by law or this Deed of Trust. Trustee shall, only at the direction of Beneficiary and without demand on Grantor, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell Grantor's interest in the Property at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Beneficiary shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee, Beneficiary, may purchase at such sale, and Grantor covenants to warrant and defend the title of such purchaser or purchasers. Beneficiary shall have the right to credit bid at any such sale.

(iii)        Trustee or Beneficiary may sell not only the real property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. Neither Trustee nor Beneficiary shall be required to take possession of any part of the Property or to have any of the personal property present at any sale of the Property. Trustee or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee or Beneficiary, including the posting of notices and the conduct of sale, but in the name and on behalf of Beneficiary. If any sale hereunder is not completed or is defective in the opinion of Trustee or Beneficiary, such sale shall not exhaust the power of sale hereunder, and Trustee or Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder.

(iv)        As may be permitted by, but subject to, applicable law, after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, Trustee or Beneficiary shall apply the proceeds of sale (A) first, to payment of all costs, fees and expenses, including reasonable attorneys' fees and expenses incurred by Beneficiary in exercising the power of sale or foreclosing this Deed of Trust, (B) second, to the payment of the Secured Obligations (including, without limitation, the principal, accrued interest and other sums due and owing under the Note and the amounts due and owing to Beneficiary under this Deed of Trust) in such manner and order as Beneficiary may elect, and (C) third, the remainder, if any, shall be paid to Grantor, or such other persons as may be legally entitled thereto.

(v)         Trustee may, in the manner provided by law, postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

(h)          Other Remedies. In addition to any other right, with or without a foreclosure, Beneficiary may institute a judicial action for the foreclosure or enforcement of the assignments, liens, and security interests hereof subject to the terms of the Loan Documents and applicable North Carolina law. Beneficiary may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Grantor or any other person or entity in favor of Beneficiary in connection with the Secured Obligations or any part thereof, without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor. Beneficiary shall have the right to pursue all remedies afforded to a Beneficiary under applicable law or in equity or otherwise, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof. Subject to applicable North Carolina law, every right, power and remedy granted to Trustee or Beneficiary in this Deed of Trust shall be cumulative and not exclusive, and in addition to all right, powers and remedies granted at law or in equity or by statute, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.

(i)          Sale of Personal Property. Beneficiary and/or Trustee, as required by applicable law, shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i)          For purposes of this power of sale, Beneficiary and/or Trustee, as required by applicable law, may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Beneficiary and/or Trustee, as required by applicable law, may dispose of any personal property, in any manner permitted by Article 9 of the UCC of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

(ii)         In connection with any sale or other disposition of such Property, Grantor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Grantor not later than thirty (30) days prior to such sale. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(j)          Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Beneficiary and/or Trustee, as required by applicable law, may:

(i)          Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii)         Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale"; and any two or more, "Foreclosure Sales").

If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

6.4         Credit Bids. At any Foreclosure Sale, any person, including Grantor or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a)          First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to pay or reimburse Beneficiary and Trustee under Sections 5.9, 5.21 and other sections of this Deed of Trust; and

(b)          Second, all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose.

6.5         Application of Foreclosure Sale Proceeds. Subject to applicable law, Beneficiary shall apply the proceeds of any Foreclosure Sale in the following manner:

(a)          First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to reimburse Beneficiary or Trustee under Sections 5.9, 5.21 and other sections of this Deed of Trust;

(b)          Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Beneficiary under the terms of this Deed of Trust which then remain unpaid;

(c)          Third, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(d)          Fourth, to remit the remainder, if any, to Grantor and to such other person or persons entitled to it.

6.6         Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.3 above, in the following manner:

(a)          First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Beneficiary or any receiver;

(b)          Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(c)          Third, to remit the remainder, if any, to Grantor and to such other person or persons entitled to it.

Beneficiary shall have no liability for any funds which it does not actually receive.

7.           The Trustee.

7.1         Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct, or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Premises for debts contracted for or liability or damages incurred in the management or operation of the Premises. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties.

7.2         Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

7.3         Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary's sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee without other formality than appointment and designation in writing executed by Beneficiary and notification thereof in writing to Grantor. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

7.4         Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

7.5         Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee's place.

7.6         No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

8.           Miscellaneous Provisions.

8.1         Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Property.

8.2         No Waiver or Cure.

(a)          Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Grantor. Consent by Beneficiary to any act or omission by Grantor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary's consent to be obtained in any future or other instance.

(b)          If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

(i)          Trustee or Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3(c).

(ii)         Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

(iii)        Beneficiary or Trustee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5 above.

(iv)        Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 above.

(v)         Beneficiary or Trustee receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi)        Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

8.3         Powers of Beneficiary.

(a)          If Beneficiary performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.7 or Section 6.3(d) of this Deed of Trust, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Grantor shall not be released or changed if Beneficiary grants any successor in interest to Grantor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by the original Grantor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b)          Beneficiary may take any of the actions permitted under Sections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c)          From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Deed of Trust. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

8.4         Merger. No merger shall occur as a result of Beneficiary's acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

8.5         Joint and Several Liability. If Grantor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Grantor's obligations under this Deed of Trust.

8.6         Applicable Law. The creation, perfection and enforcement of the lien of this Deed of Trust shall be governed by the law of the State in which the property is located. Subject to the foregoing, in all other respects, this Deed of Trust shall be governed by the substantive laws of the State of North Carolina.

8.7         Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.7 does not waive the provisions of Section 6.1 above.

8.8         Interpretation.

(a)          Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

(b)          The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c)          No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust.

8.9         In-House Counsel Fees. Whenever Grantor is obligated to pay or reimburse Beneficiary for any reasonable attorneys' fees, those fees shall include the reasonably allocated costs for services of in-house counsel.

8.10       Waiver of Statutory Rights. To the extent permitted by law, Grantor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws to the extent permitted by law. Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety to the extent permitted by law. Grantor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Deed of Trust on behalf of Grantor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Deed of Trust. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

8.11       Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

8.12       Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as a copy is sent on the same day by overnight courier as set forth below:

Grantor:	BR-TBR Whetstone Owner, LLC
c/o Bluerock Real Estate Holdings, LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
	Attention:	Jordan B. Ruddy, President
	Telephone:	(646) 278-4223
	Facsimile:	(212) 278-4220

With a copy to:	BR-TBR Whetstone Owner, LLC
c/o Bluerock Real Estate Holdings, LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
	Attention:	Michael Konig, Esq.
	Telephone:	(646) 278-4230
	Facsimile:	(212) 278-4220

and to:	Hirschler Fleisher PC
The Edgeworth Building
2100 East Cary Street
Richmond, Virginia 23223
	Attention:	S. Edward Flanagan, Esq.
	Telephone:	(804) 771-9592
	Facsimile:	(804) 644-0957

and to:	Nelson Mullins Riley + Scarborough LLP
Atlantic Station
201 17th Street NW, Suite 1700
Atlanta, Georgia 30363
	Attention:	Eric Willensky, Esq.
	Telephone:	404.322.6469
	Facsimile:	404.322.6050

Trustee:	Christopher T. Neil
	KeyBank National Association
	225 Franklin Street, 18th Floor
	Boston, Massachusetts 02110
	Attention:	Institutional Real Estate
	Telephone:	617.385.6202
	Facsimile:	617.385.6293

Beneficiary:	KeyBank National Association
	225 Franklin Street, 18th Floor
	Boston, Massachusetts 02110
	Attention:	Institutional Real Estate
	Telephone:	617.385.6202
	Facsimile:	617.385.6293

With a copy to:	Locke Lord LLP
	2800 Financial Plaza
	Providence, Rhode Island 02903
	Attention:	Gail E. McCann, Esq.
	Telephone:	401.276-6527
	Facsimile:	888.325-9041

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Any notice or demand delivered to the person or entity named above to accept notices and demands for Grantor shall constitute notice or demand duly delivered to Grantor, even if delivery is refused.

8.13       Beneficiary's Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Beneficiary not to exceed the maximum amount secured hereby. For purposes hereof, all obligations of Grantor to Beneficiary under all Interest Rate Agreements and any indebtedness or obligation contained therein or evidenced thereby shall be considered an obligation of Grantor secured hereby.

8.14       WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS DEED OF TRUST, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR BENEFICIARY. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN, ENTER INTO THIS DEED OF TRUST AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.15       Inconsistencies. In the event of any inconsistency between this Deed of Trust and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling.

8.16       UCC Financing Statements. Grantor hereby authorizes Beneficiary to file UCC financing statements to perfect Beneficiary's security interest in any part of the Property. In addition, Grantor agrees to sign any and all other documents that Beneficiary deems necessary in its sole discretion to perfect, protect, and continue Beneficiary's lien and security interest in the Property.

8.17       Incorporation of State Law Provisions. Certain provisions/sections of this Deed of Trust and certain additional provisions/sections that are required by laws of the State in which the Property is located may be amended, described and/or otherwise set forth in more detail on Exhibit C attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Deed of Trust. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control

(Signatures on next page)

IN WITNESS WHEREOF, Grantor, intending to be legally bound hereby, has caused this Deed of Trust to be duly executed, as of the day and year first above written intending the same to be a sealed instrument.

BR-TBR WHETSTONE OWNER, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she signed the foregoing document for the purpose stated herein and in the capacity indicated: Jordan Ruddy as the Authorized Signatory of BR-TBR WHETSTONE OWNER, LLC.

Today’s Date: May 15, 2015	/s/ Dale Pozzi
[Notary’s signature as name appears on seal]

/s/ Dale Pozzi
[Notary’s printed name as name appears on seal]

My commission expires: _________________, 20___

DALE POZZI

NOTARY PUBLIC-STATE OF NEW YORK

No. 01PO6275397

Qualified in New York County

My Commission Expires January 28, 2017

[Affix Notary Seal in Space Above]

[Signature Page to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Securing Future Advances (Whetstone Apartments)]

Schedule 1

Defined Terms

"Debtor Relief Laws" means collectively, Title 11 of the United States Code as now or hereafter in effect or any other federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

"Default Rate" has the meaning given to such term in the Note.

"Environmental Proceeding" has the meaning given to such term in the Environmental Indemnity Agreement.

"Governmental Authority" means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

"Hazardous Material" means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Property or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Environmental Law or other past or present requirement of any Governmental Authority, but expressly excluding such materials as are customarily used or stored in residential apartment complexes in accordance with applicable environmental laws.

"Interest Rate Agreement" shall mean an interest rate hedging program through the purchase by Grantor from Beneficiary of an interest rate swap, cap, or such other interest rate protection product with respect to the Note.

"Laws" means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial and administrative decrees and opinions or precedential authority in the applicable jurisdiction. Any reference above to a Law includes the same as it may be amended from time to time, including the judicial interpretation thereof.

"Legal Requirement" means any Law, agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future.

"Permitted Encumbrances" means those matters listed on Exhibit B attached hereto and made a part hereof.

"Transfer" means, any sale, transfer, lease, conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of the Property or any portion of any other security for the Secured Obligations, (b) all or any portion of Grantor's interest (legal or equitable) in and to the Property or any portion of any other security for the Secured Obligations other than Permitted Encumbrances, or (c) any interest in Grantor or any interest in any entity which directly or indirectly holds an interest in, or directly or indirectly controls, any Grantor.

"UCC" means the Uniform Commercial Code, as adopted in the State of North Carolina, as it may be amended from time to time.

EXHIBIT A

PROPERTY DESCRIPTION

FEE TRACT

All of the following land, with the buildings and improvements thereon, lying and being situate in Durham County, North Carolina, and being more particularly described as follows:

BEING all of that certain parcel containing approximately 2.0994 acres as shown on a map entitled "Exempt Final Recombination Plat 300 Jackson Street & 501 Willard St" recorded in Plat Book 192, Page 3, Durham County Registry which is more fully described as:

Beginning at a PK nail on the eastern right of way of Willard Street; thence with a curve turning to the right with an arc length of 31.04', with a radius of 20.00', with a chord bearing of N 45°11 ' 41" E, with a chord length of 28.02' to an existing iron pipe; thence N 89°41'27" E a distance of 185.08' to an existing iron pipe; thence with a curve turning to the right with an arc length of 114.62', with a radius of 190.37', with a chord bearing of S 73°14'22" E, with a chord length of 112.90' to an existing iron pipe; thence S 59°12'33" E a distance of 111.39' to an existing iron pipe; thence S 30°47'27" W a distance of 90.76' to an existing iron pipe; thence S 27°33'27" W a distance of 158.72' to an existing iron pipe; thence N 59°12'33"W a distance of 113.65' to an existing iron pipe; thence N 89°21'33"W a distance of 193.78' to an existing iron pipe; thence N 00°38'27"E a distance of 227.18' to an existing iron pipe; which is the point of Beginning, having an area of 91,449.07 square feet or 2.099 acres as shown on plat prepared by Coulter Jewell Thames PA recorded in the Durham County Registry in Book 192 Page 3.

EASEMENT TRACT

TOGETHER WITH easements contained or conveyed in that certain Temporary Easement Agreement by and between BR-TBR Whetstone Owner, LLC, TriBridge Residential, LLC, University Ford, Inc., and University Properties of N.C., L.L.C. being recorded in Durham County Registry prior to the Deed of Trust from BR-TBR Whetstone Owner, LLC to KeyBank National Association.

EXHIBIT B

Permitted Encumbrances

Those encumbrances listed in the title insurance policy for the Premises being issued as of the date this Deed of Trust is recorded by Calloway Title & Escrow LLC, as agent for Chicago Title Insurance Company for the benefit of Beneficiary.

EXHIBIT C

APPLICABLE STATE LAW

1.          Inconsistencies. In the event of any inconsistencies between the terms and conditions of the foregoing provisions of this Deed of Trust and this Exhibit C - State-Specific Provisions, these State-Specific Provisions shall control and be binding.

2.          Attorneys' Fees. Whenever in this Deed of Trust, the phrase "attorneys' fees," or some similar phrase is used, such phrase shall be deemed to mean actual attorneys' fees incurred by the applicable party, without regard to any statutory presumption to the contrary, including but not limited to N.C. Gen. Stat. § 6-21.2, as may be amended from time to time.

3.          Power of Sale Foreclosure. Upon the occurrence of any one or more of the above-mentioned Events of Default, and, on application of Beneficiary, it shall be lawful for, and the duty of, Trustee to sell all or any portion of the Property at public auction for cash after having first given such notice as to commencement of foreclosure proceedings and having obtained such findings and leave of court as may then be required by law and having given such notice and having advertised the time and place of such sale in such manner as may then be required by law, and upon such sale and any resale to convey title to the purchaser. Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check or cashier's check in an amount up to five percent (5%) of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of a sale to another purchaser pursuant to an upset bid or if Trustee is unable to convey the portion of the Property so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of Trustee, be retained and applied to the expenses of the sale and any resales and to any damages and expenses incurred by reason of such default (including the amount that such bid exceeds the final sales price), or may be deposited with the Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to Section 25-9-604 of the North Carolina General Statutes (or any amendment thereto), Trustee is expressly authorized and empowered to expose to sale and sell, together with the real estate, any portion of the Property which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale.

4.          Application of Proceeds. Trustee, having retained five percent (5%) of the gross proceeds of such sale ("Commission") as compensation for his services and having retained also all advertising and other expenses incurred by him, including a reasonable attorneys' fee for legal services actually performed by an attorney employed by him, shall apply the residue first to the payment of any taxes or assessments which may be a lien against the Property, unless Trustee advertised and sold the same subject to such taxes or assessments; and apply the remainder to the sums secured by this Deed of Trust with the balance to the account of Grantor or other party entitled thereto, as their interests may appear. Beneficiary shall have the absolute right to determine the order in which the property will be sold and the order in which the indebtedness secured hereby will be satisfied from any proceeds of sale. Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies provided herein or otherwise permitted by law.

5.          Foreclosure Commenced But Not Completed. In case foreclosure is commenced, but not completed, Grantor shall pay to Trustee all expenses incurred by Trustee and a partial commission in accordance with the following schedule:

one percent (1%) of the principal balance of the Note if foreclosure is terminated before Trustee issues a notice of hearing on the right to foreclose; two percent (2%) of the principal balance of the Note if foreclosure is terminated after issuance of said notice; three percent (3%) if foreclosure is terminated after such hearing; and the full commission after the initial sale.

6.          Foreclosure Sale. At such sale Beneficiary may bid for and acquire any part of the Property and in lieu of paying cash therefor may take settlement of the purchase price by a credit upon the sums due and payable under and secured by this Deed of Trust the net sales price which shall be the proceeds of sale after deducting therefrom the expenses referred to above. If there be any sale of the Property herein conveyed, Grantor or any person in possession of the Property, as tenant or otherwise, shall become a tenant at will of the purchaser at such sale and may be removed by writ of ejectment, summary ejectment, writ of possession or other lawful statutory or common law remedy. If at the time of sale Trustee deems it best for any reason to postpone or continue the same from time to time, he may do so, and no failure or failures of Beneficiary or Trustee to exercise the rights hereinabove granted, nor any acts or omission, nor any lapse of time shall be construed to be a waiver of any right hereunder, if the rights shall have once accrued. The power of sale above granted may be exercised at different times as to different portions of the Property. Any recital of fact by Trustee in its deed relative to default of Grantor or to notice, advertisement and sale in accordance with law shall be received as prima facie evidence of such fact.

7.          Substitution of Trustee. Beneficiary shall at any time have the irrevocable right to remove Trustee herein named without notice or cause and to appoint his successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to be recorded in the County in North Carolina where the Property is located. In the event of the death or resignation of Trustee herein named, Beneficiary shall have the right to appoint his successor by such written instrument. Any Trustee so appointed shall be vested with the title to the Property and shall possess all the powers, duties and obligations herein conferred on Trustee in the same manner and to the same extent as though he were named herein as Trustee.

8.          Future Advances. It is the intention of the parties hereto that this Deed of Trust is made and executed to comply with the provisions of N.C. Gen. Stat. § 45-67, et seq., and shall secure any and all present and future advances and/or future obligations that may be made or incurred under this Deed of Trust (but in no event incurred more than thirty (30) years after the date hereof), including, without limitation, any future loans and advances made by Beneficiary pursuant to the Loan Documents to or for the benefit of Grantor, up to a maximum aggregate amount of principal indebtedness outstanding at any one time of $50,000,000. The maximum principal amount of all present and future indebtedness of Grantor to Beneficiary which may be secured hereby at any one time is the aggregate sum of $50,000,000 plus interest, costs and advances made by Beneficiary to protect or preserve the Property or the lien hereof on the Property, or for taxes, assessments or insurance premiums as herein provided.

9.          N.C. Gen. Stat. § 45-45.1. The provisions of N.C. Gen. Stat. § 45-45.1 or any similar statute hereafter enacted in replacement or substitution thereof shall be inapplicable to this Deed of Trust.